SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 2.02.              Results of Operations and Financial Conditions

                On February 14, 2008, priceline.com announced its financial results for the 4th quarter and the year-ended December 31, 2007.  A copy of priceline.com’s consolidated balance sheet at December 31, 2007 and consolidated statement of operations for the three and twelve months ended December 31, 2007 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2007 and consolidated statement of operations for the three and twelve months ended December 31, 2007 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

                On February 14, 2008, priceline.com announced its financial results for the fiscal quarter and year-ended December 31, 2007.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                Priceline.com stated that in the 4th quarter 2007 it had generated approximately $66 million in net cash from operating activities and had capital expenditures of approximately $5 million.  The company noted the favorable impact of currency exchange rates on its 4th quarter 2007 financial results.

                With respect to 1st quarter 2008 guidance, the company noted that it expected domestic gross travel bookings to grow approximately 35% over the same period in the prior year.  Priceline.com announced that it expected consolidated advertising expenses of approximately $68 to $71 million in the 1st quarter 2008 and expected approximately 85% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2008 would be between $15 and $16 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $27 to $29 million in the 1st quarter 2008.  With respect to 1st quarter 2008, priceline.com stated it estimated that general and administrative expenses would be approximately $11 to $12 million, information technology expenses would be approximately $5.5 to $6.0 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.3 million.  Priceline.com said it expected an aggregate benefit of approximately $800,000 in the 1st quarter 2008 associated with “net” interest income, foreign exchange expense, equity in income of Priceline Mortgage and minority interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately $5 million in the 1st quarter 2008 comprised of alternative minimum tax in the United States and additional income taxes in Europe.

                With respect to its full-year 2008 financial guidance, the company noted that the annualized forecasted growth rates for the 1st quarter 2008 were expected to be the “high water” marks during the year for both the company’s international and domestic business.  The company said that it expected the 1st quarter 2008 to represent a higher percentage of full-year forecasted pro forma EBITDA in 2008 compared to 2007 and that it expected the 2nd quarter 2008 to represent a lower percentage of full-year forecasted pro forma EBITDA in 2008 compared to 2007 due to an earlier Easter holiday in 2008 compared to 2007.  The company also noted that it expected that its annualized forecasted pro forma net income per share growth rate in the 4th quarter 2008 would be in excess of 30%.  With respect to its 2008 guidance, the company noted that its guidance was based on current observed trends in the business and not on an assumption that these trends will deteriorate in future months due to the economic downturn.  The company cautioned, however, that it was possible that the on-line travel category and the company could suffer beyond effects observed to date if economic conditions worsened.

                The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 49 million shares (which includes a calculation of the assumed economic dilutive impact of all of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s February 13, 2008 closing stock price of $104.96.  The company emphasized, as it had on its prior earnings conference call, that the calculation of diluted shares outstanding — and, as a result, the calculation of “pro forma” net income per diluted share — could be materially affected by the trading levels of its stock and that the “pro forma” share count represented a substantial increase on year-over-year basis as a result of the increase in the company’s stock price.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2008.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will be included in priceline.com’s Annual Report on Form 10-K for the twelve months ended December 31, 2007 to be filed with the Securities and Exchange Commission on or about February 29, 2008.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement and information about forward-looking statements), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

                (c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 14, 2008 relating to, among other things, its 4th quarter and year-ended 2007 earnings. The consolidated balance sheet at December 31, 2007 and consolidated statement of operations for the three and twelve months ended December 31, 2007 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
		Name:	Jeffery H. Boyd
		Title:	President and Chief Executive Officer

Date: February 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 14, 2008 relating to, among other things, its 4th quarter and year-ended 2007 earnings. The consolidated balance sheet at December 31, 2007 and consolidated statement of operations for the three and twelve months ended December 31, 2007 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”